EDN SOVINTEL
2005 STOCK APPRECIATION RIGHTS BONUS PLAN

STOCK APPRECIATION RIGHTS AWARD AGREEMENT

To:

Date:

EDN Sovintel (“Sovintel”), pursuant to the EDN Sovintel 2005 Stock Appreciation Rights Bonus Plan (the “Plan”), has granted you Stock Appreciation Rights (“SARs”) Awards under the Plan. These Awards are subject to all of the terms and conditions as set forth in the Plan, a copy of which is attached hereto and incorporated herein in its entirety. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

Date of Grant: [insert date]

Date of Expiration: [insert Date of Grant + 5 years]

Total Number of Stock Appreciation Rights Subject to this Award: [insert # ]
(divided 25% subject to performance vesting and 75% subject to time vesting) —

1.) SARs Subject to Performance Vesting: [insert # equal to 25% of total]

•	[Base OR Premium Base] Value Per Share: [insert $]

2.) SARs Subject to Time Vesting: [insert # equal to 75% of total]

• 1st anniversary of the date of grant – [insert # equal to 33%]

•	Premium Base Value Per Share: [insert $]

•	2nd anniversary of the date of grant — [insert # equal to 33%]

•	Premium Base Value Per Share: [insert $]

•	3rd anniversary of the date of grant - [insert # equal to 33%]

•	Premium Base Value Per Share: [insert $]

Vesting Schedule: Stock Appreciation Rights Awards shall vest in the amounts set forth above as follows:

Performance Vesting. Vesting of the Performance Vesting portion of the SAR Award shall vest in full only upon the Common Stock of Golden Telecom, Inc. (the “Company”) achieving a closing trading price of at least [insert $] per share for thirty (30) consecutive days as determined in the sole discretion of Sovintel. If the Company’s Common Stock does not achieve a closing trading price of at least [insert $] per share for thirty (30) consecutive days within three (3) years of the Date of Grant, such portion of the Award shall expire by its terms and shall not be exercisable by you.

Time Vesting. Vesting of the Time Vesting portion of the SAR Award shall vest incrementally in accordance with the schedule set forth above on each one year anniversary of the Date of Grant, provided that you continue to be employed by Sovintel as of each such anniversary date.

Settlement: Exercisability:	A Grantee shall exercise his Stock
Appreciation Rights in accordance with the
requirements of the Plan. In connection
with a proper exercise of your Award, you
will receive CASH equal in value to the
positive difference between the Base Value
(or Premium Base Value) and the Final Value
multiplied by the number of Stock
Appreciation Rights being exercised.
Vested Awards shall be exercisable by you
only until the fifth (5) anniversary of the
Date of Grant. Awards that remain
unexercised after such date shall expire by
their terms.

Withholding:	Sovintel shall be entitled to withhold from
any settlement of Stock Appreciation Rights
Awards under the Plan the cash necessary to
cover applicable taxes and, if the amount of
such withholding is insufficient, Sovintel
may require you or your beneficiary, if
applicable, to pay to Sovintel the amount
required to be withheld in taxes.

Award Not a Service Contract:
Your Stock Appreciation Rights Award is not
an employment or service contract, and
nothing in your Award shall be deemed to
create in any way whatsoever any obligation
on your part to continue in the employ of
Sovintel or a subsidiary, or of Sovintel or
a subsidiary to continue your employment.
In addition, nothing in your Award shall
obligate Sovintel or a subsidiary, their
respective shareholders, Boards of
Directors, Officers or Employees to continue
any relationship that you might have as an
Employee of Sovintel or a subsidiary.

Notices:	Any notices provided for in your Award or
the Plan shall be given in writing and shall
be deemed effectively given upon receipt or,
in the case of notices delivered by Sovintel
to you, at your address as shown in
Sovintel’s records.

Governing Plan Document:
Your Stock Appreciation Rights Award is
subject to the provisions of the Plan, the
provisions of which are hereby made a part
of your Award, and is further subject to all
interpretations, amendments, rules and
regulations which may from time to time be
promulgated and adopted pursuant to the
Plan. In the event of any conflict between
the provisions of your Award and those of
the Plan, the provisions of the Plan shall
control.

Beneficiary Designation:
The Plan grants you the right to designate a
beneficiary to receive your Awards in the
event you predecease the date such Award,
once exercised, is distributable to you.
You may change your beneficiary designation
at any time, subject to the restrictions
provided below, by doing so in writing and
submitting such written notice to Sovintel,
which shall (i) attach a copy of such change
to this document and (ii) mark the
beneficiary designation line of this
document as “Amended Effective as of [the
date of your change submission].”

Prior to making any payment to your designated beneficiary, Sovintel shall have the ability to consult with legal counsel on the permissibility of making such payment under applicable Russian Federation law. If you are legally married at the time of the designation, and the designated beneficiary is not your spouse, then a written consent of your spouse will be required to be provided by you, or else Sovintel may not pay benefits under the Plan to the designee named and the benefit would pass to your estate under applicable law. Notwithstanding anything to the contrary in the Plan or in this Award Agreement, to the extent that Sovintel is advised by legal counsel that payment pursuant to the beneficiary designation in this Award Agreement would violate applicable Russian Federation law, Sovintel shall, with respect to such payment, follow the law of the Russian Federation which applies to property of a descendent when no beneficiary has been made.

By signing this Award Agreement, you hereby acknowledge and accept that the aforementioned procedure shall apply with respect to your beneficiary designations in this Award Agreement.

Termination of
Employment; Effect
On Awards:	In the event that you die, Stock Appreciation
Rights granted hereunder shall expire and thus be
rendered not exercisable either by you or as
appropriate (subject to the limitations herein on
beneficiary designation), your beneficiary, on
the ninety-first (91st) day following the date of
death.

In the event that you terminate your employment with Sovintel other than for the reasons set forth in Section 3.03 of the Plan, Stock Appreciation Rights granted hereunder shall expire and thus be rendered not exercisable by you or as appropriate (subject to the limitations herein on beneficiary designation), your beneficiary, on the thirty-first (31st) day following the effective date of the termination of your employment.

Additional Terms/
Acknowledgements:The undersigned recipient of a Stock Appreciation Rights Award acknowledges receipt of, and understands and agrees to, this Award Agreement and the Plan. The undersigned further acknowledges that as of the date of each such

Award, this Agreement and the Plan set forth the entire understanding between you and Sovintel regarding the acquisition of the rights conferred by the Plan and supersede all prior oral and written agreements on that subject with the exception of Awards previously granted and delivered to you under the Plan.

EDN Sovintel		Grantee:
By:

Title:	Signature	Date:	Signature

Date:

Beneficiary Designation:

Name Address

Attachment: EDN Sovintel, Inc. 2005 Stock Appreciation Rights Bonus Plan